UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2010

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA 94080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 624-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 15, 2010, Rigel Pharmaceuticals, Inc. (“Rigel” or the “Company”) entered into an exclusive worldwide license agreement (the “Agreement”) with AstraZeneca AB (“AZ”) for the global development and commercialization of Rigel’s oral inhibitors for the spleen tyrosine kinase (Syk) for the treatment of human diseases other than those primarily involving respiratory or pulmonary dysfunction.  The Agreement includes a license of rights to fostamatinib disodium (R788), Rigel’s late-stage product candidate for the treatment of rheumatoid arthritis (RA) and other indications.

Upon effectiveness of the Agreement, AZ is required to pay Rigel an upfront cash payment of $100 million for the development and commercialization rights to R788 and other oral Syk inhibitors.  Rigel is eligible for development, regulatory and launch milestones of up to $345 million on R788, as well as sales performance milestones of up to an additional $800 million and significant stepped double-digit royalties on net sales worldwide of R788.

Under the Agreement, AZ will receive an exclusive worldwide license to develop and commercialize Rigel’s oral Syk inhibitors, including R788.  After a limited transition period, AZ will be responsible for conducting and funding all development, regulatory filings, manufacturing and global commercialization of products containing such oral Syk inhibitors.  During the transition period, Rigel will, at its expense, continue to carry out an open label extension study of R788 that is currently being conducted by Rigel.

Either party may terminate the Agreement if the other party materially breaches the Agreement and such breach remains uncured for sixty days from the date of notice, or in the event of insolvency of the other party.  Rigel may terminate the Agreement in its entirety if AZ challenges the validity, enforceability or scope of any of the patents licensed to AZ by Rigel under the Agreement.  AZ may terminate the Agreement either without cause upon one hundred eight-days’ written notice, or in the event of any change of control of Rigel upon thirty-days’ written notice. If neither party terminates the Agreement, then the Agreement will remain in effect until the cessation of all commercial sales of all products subject to the Agreement, including R788.

The Agreement is subject to and will become effective upon clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

This Current Report on Form 8-K contains forward-looking statements by Rigel, including, without limitation, statements related to the anticipated effectiveness of the license described in this report; the companies’ plan for AZ to have primary responsibility for all subsequent development, manufacturing and commercial activities with respect to products containing oral Syk inhibitors and for Rigel to continue conducting the ongoing extension study and to supply AZ with interim supply of R788; and Rigel’s receipt of upfront payments and potential receipt of development, regulatory, launch and sales performance milestones, as well as royalties on net sales of any products commercialized under the Agreement. Words such as “will,” “may,” “eligible,” “believe,” “suggest,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Rigel’s current plans, assumptions, beliefs and expectations and involve risks and uncertainties. here are a number of important factors that could cause Rigel’s results to differ materially from those indicated by these forward-looking statements, including, without limitation, risks associated with entering into a corporate partnership agreement and reliance on a corporate partner, including risks that if conflicts arise between us and our corporate partners, the other party may act in its self-interest and not in the interest of our stockholders and if any of our corporate partners were to breach or terminate its agreement with us or otherwise fail to conduct the partnership activities successfully and in a timely manner, the clinical development or commercialization of the affected product candidates or research programs could be delayed or terminated, as well as other risks associated with the timing and success of clinical trials and the commercialization of product candidates, potential problems that may arise in the clinical testing and approval process, market competition and other risks detailed from time to time in Rigel’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.  Rigel does not undertake any obligation to update forward-looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.

Dated: February 18, 2010
	By:	/s/ Dolly A. Vance
Dolly A. Vance
Senior Vice President, General Counsel and Corporate Secretary